SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 14, 2007

Public Service Company of Colorado

(Exact name of registrant as specified in its charter)

Colorado
(State or other jurisdiction of incorporation)

001-3280	84-0296600
(Commission File Number)	(IRS Employer Identification No.)

1225 17th St., Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 303-571-7511

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

As previously reported, in April 2004 Xcel Energy Inc., of which Public Service Company of Colorado (PSCo) is a wholly owned subsidiary, filed a lawsuit against the U.S. government in the U.S. District Court for the District of Minnesota to establish its right to deduct the interest expense that had accrued on policy loans related to corporate-owned life insurance (COLI) policies of PSR Investments, Inc., a wholly owned subsidiary of PSCo.  Also, as previously reported, Xcel Energy and the government each filed a second motion for summary judgment in 2006.  Both motions were initially presented to the Magistrate Judge.  On February 14, 2007 the Magistrate Judge issued his Report and Recommendation (Report), recommending that both sides’ motions be denied because of disputed fact issues.  Both parties will have until March 5, 2007 to file their objections to the Report to the District Court Judge.  Each party will also have an additional ten days to respond to the other party’s objections.  Thereafter, the Judge will have broad authority to, among other things, accept or reject in whole or in part the recommendations in the Report.  It is unknown when a final order will be issued with respect to the motions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Public Service Company of Colorado (a Colorado Corporation)

/s/ BENJAMIN G.S. FOWKE III
Benjamin G.S. Fowke III
Vice President and Chief Financial Officer

February 16, 2007